As filed with the Securities and Exchange Commission on August 9, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ATI Physical Therapy, Inc.
(Exact name of registrant as specified in its charter)
Delaware	85-1408039
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
790 Remington Boulevard
Bolingbrook, Illinois 60440
(630) 296-2223
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Erik Kantz
Chief Legal Officer
790 Remington Boulevard
Bolingbrook, Illinois 60440
(630) 296-2223
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Alexander D. Lynch, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000 (Phone)
(212) 310-8007 (Fax)
From time to time after effectiveness of this Registration Statement
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Smaller reporting company	☐
Accelerated filer	☒	Emerging growth company	☐
Non-accelerated filer	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Securityholders named in this prospectus may sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 9, 2023
Preliminary Prospectus

ATI Physical Therapy, Inc.

Up to 12,273,125 Shares of Common Stock Issuable Upon Conversion of the Notes
This prospectus relates to the resale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 12,273,125 shares of Class A common stock, par value $0.0001 per share (“common stock”), of ATI Physical Therapy, Inc. (the “Company,” “we,” “our”) issuable upon conversion of our 8% Second Lien PIK Convertible Notes due 2028 (the “Notes”) (assuming (i) an initial conversion rate of 80 shares of common stock per $1,000 principal amount of Notes, (ii) the aggregate principal amount of Notes outstanding as of the date of the prospectus is $103,243,302.02, (iii) all interest payable on the Notes is paid in the form of additional Notes and (iv) the Notes are held to maturity).
This prospectus provides you with a general description of the securities and the general manner in which the Selling Securityholders may offer or sell the securities. More specific terms of the securities that the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. Such prospectus supplement may also add, update or change information contained in this prospectus.
We are not offering any shares of common stock for sale under this prospectus and we will not receive any proceeds from the sales of shares by the Selling Securityholders under this prospectus. However, we will pay certain expenses associated with the sale of securities pursuant to this prospectus.
Information regarding the Selling Securityholders, the shares of common stock that may be sold by them and the times and manner in which they may offer and sell the shares of common stock under this prospectus is provided under the sections entitled “Selling Securityholders” and “Plan of Distribution,” respectively, in this prospectus. The Selling Securityholders may sell any, all, or none of the securities offered by this prospectus.
The Selling Securityholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our common stock is listed on the New York Stock Exchange, or “NYSE,” under the symbol “ATIP”. On August 8, 2023, the last reported sale price of our Common Stock was $7.64 per share.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and any risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2023

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, offer and sell the securities offered by them described in this prospectus in one or more offerings from time to time through any means described in the section entitled “Plan of Distribution.” Additional information about any offering may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of such offering.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find Additional Information; Incorporation of Documents By Reference.”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements included in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the impact of physical therapist attrition and ability to achieve and maintain clinical staffing levels and clinician productivity, anticipated visit and referral volumes and other factors on the Company’s overall profitability, and estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.
These forward-looking statements are subject to a number of risks and uncertainties, including:
•	our liquidity position raises substantial doubt about our ability to continue as a going concern;
•
risks associated with liquidity and capital markets, including the Company's ability to generate sufficient cash flows, together with cash on hand, to run its business, cover liquidity and capital requirements and resolve substantial doubt about the Company's ability to continue as a going concern;

•	our ability to meet financial covenants as required by our 2022 Credit Agreement (as defined herein);
•
risks related to outstanding indebtedness and preferred stock, rising interest rates and potential increases in borrowing costs, compliance with associated covenants and provisions and the potential need to seek additional or alternative debt or capital financing in the future;

•	risks related to the Company's ability to access additional financing or alternative options when needed;
•
our dependence upon governmental and third-party private payors for reimbursement and that decreases in reimbursement rates, renegotiation or termination of payor contracts or unfavorable changes in payor, state and service mix may adversely affect our financial results;

•	federal and state governments’ continued efforts to contain growth in Medicaid expenditures, which could adversely affect the Company’s revenue and profitability;
•	payments that we receive from Medicare and Medicaid being subject to potential retroactive reduction;
•	changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification and/or enrollment status;
•	compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
•
risks associated with public health crises, including COVID-19 (and any existing and future variants) and its direct and indirect impacts or lingering effects on the business, which could lead to a decline in visit volumes and referrals;

•
our inability to compete effectively in a competitive industry, subject to rapid technological change and cost inflation, including competition that could impact the effectiveness of our strategies to improve patient referrals and our ability to identify, recruit, hire and retain skilled physical therapists;

•	our inability to maintain high levels of service and patient satisfaction;

•
risks associated with the locations of our clinics, including the economies in which we operate, size and expected growth of our addressable markets, and the potential need to close clinics and incur closure costs;

•	our dependence upon the cultivation and maintenance of relationships with customers, suppliers, physicians and other referral sources;
•	the severity of climate change or the weather and natural disasters that can occur in the regions of the U.S. in which we operate, which could cause disruption to our business;
•	risks associated with future acquisitions and other business initiatives, which may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities;
•
failure of third-party vendors, including customer service, technical and IT support providers and other outsourced professional service providers to adequately address customers’ requests and meet Company requirements;

•	risks associated with our reliance on IT infrastructure in critical areas of our operations including, but not limited to, cyber and other security threats;
•
a security breach of our IT systems or our third-party vendors’ IT systems may subject us to potential legal action and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 or the Health Information Technology for Economic and Clinical Health Act;

•
maintaining clients for which we perform management and other services, as a breach or termination of those contractual arrangements by such clients could cause operating results to be less than expected;

•
our failure to maintain financial controls and processes over billing and collections or disputes with third-parties could have a significant negative impact on our financial condition and results of operations;

•	our operations are subject to extensive regulation and macroeconomic uncertainty;
•	our ability to meet revenue and earnings expectations;
•	risks associated with applicable state laws regarding fee-splitting and professional corporation laws;
•
inspections, reviews, audits and investigations under federal and state government programs and payor contracts that could have adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition and reputation;

•	changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis;
•	maintaining necessary insurance coverage at competitive rates;
•
the outcome of any legal and regulatory matters, proceedings or investigations instituted against us or any of our directors or officers, and whether insurance coverage will be available and/or adequate to cover such matters or proceedings;

•	general economic conditions, including but not limited to inflationary and recessionary periods;
•
changes in political environment and events involving financial volatility, defaults or other adverse developments that affect the U.S. or global markets, resulting in liquidity problems which may have a material adverse effect on our results of operations;

•	our facilities face competition for experienced physical therapists and other clinical providers that may increase labor costs, result in elevated levels of contract labor and reduce profitability;
•
risks associated with our ability to attract and retain talented executives and employees amidst the impact of unfavorable labor market dynamics, wage inflation and recent reduction in value of our share-based compensation incentives, including potential failure of steps being taken to reduce attrition of physical therapists and increase hiring of physical therapists;

•	risks resulting from the Notes, our warrants and any other of our outstanding securities being accounted for as liabilities at fair value and the changes in fair value affecting our financial results;
•	further impairments of goodwill and other intangible assets, which represent a significant portion of our total assets, especially in view of the Company’s recent market valuation;
•	our inability to remediate the material weaknesses in internal control over financial reporting related to income taxes and to maintain effective internal control over financial reporting;
•	risks related to dilution of common stock ownership interests and voting interests as a result of the issuance of the Notes and Series B Preferred Stock (as defined herein);
•	costs related to operating as a public company;
•	risks associated with our efforts and ability to regain and sustain compliance with the listing requirements of our securities on the NYSE; and
•	other risks described in our Annual Report on Form 10-K for the year ended December 30, 2022, and from time to time in our other SEC filings.
Importantly, the summary above does not address all the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized herein, as well as other risks and uncertainties that we face, are disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein. The above summary is qualified in its entirety by those more complete discussions of such risks and uncertainties. Given such risks and uncertainties, you should not place undue reliance on forward-looking statements.
If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to publicly update or revise any forward-looking statements after the date they are made or to reflect the occurrence of unanticipated events, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.
v

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and does not contain all the information that you may consider important to you in making your investment decision. Therefore, you should read the entire prospectus carefully, including, in particular, the sections entitled “Risk Factors,” and the documents incorporated by reference in this prospectus, along with our consolidated financial statements and related notes incorporated by reference in this prospectus.
Unless the context otherwise requires or indicates, references to “ATI,” “the Company,” “we,” “our,” and “us,” refer to ATI Physical Therapy, Inc. and its subsidiaries.
Overview
We are a nationally recognized outpatient physical therapy provider in the United States specializing in outpatient rehabilitation and adjacent healthcare services. We operate with a commitment to providing our patients, medical provider partners, payors and employers with evidence-based, patient-centric care.
We offer a variety of services within our clinics, including physical therapy to treat spine, shoulder, knee and neck injuries or pain; work injury rehabilitation services, including work conditioning and work hardening; hand therapy; and other specialized treatment services. Our team of professionals is dedicated to helping return patients to optimal physical health.
Physical therapy patients receive team-based care, standardized techniques and individualized treatment plans in an encouraging environment. To achieve optimal results, we use an extensive array of techniques including therapeutic exercise, manual therapy and strength training, among others. Our physical therapy model aims to deliver optimized outcomes and time to recovery for patients, insights and service satisfaction for referring providers and predictable costs and measurable value for payors.
In addition to providing services to physical therapy patients at outpatient rehabilitation clinics, we provide services through our ATI Worksite Solutions (“AWS”) program, Management Service Agreements (“MSA”), and Sports Medicine arrangements. AWS provides an on-site team of healthcare professionals at employer worksites to promote work-related injury prevention, facilitate expedient and appropriate return-to-work follow-up and maintain the health and well-being of the workforce. Our MSA arrangements typically include the Company providing management and physical therapy-related services to physician-owned physical therapy clinics. Sports Medicine arrangements provide certified healthcare professionals to various schools, universities and other institutions to perform on-site physical therapy and rehabilitation services.
Corporate Information
We were incorporated on June 10, 2020 as a Delaware corporation under the name “Fortress Value Acquisition Corp. II” and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses. On June 16, 2021, in connection with the consummation of the Business Combination, we changed our name to ATI Physical Therapy, Inc.
Our principal executive office is located at 790 Remington Boulevard, Bolingbrook, Illinois 60440 and our telephone number is (630) 296-2223. Our website is www.atipt.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

THE OFFERING
Shares of Common Stock offered by the Selling Securityholders
12,273,125 shares of common stock issuable upon conversion of the Notes.
Use of proceeds
We will not receive any proceeds from the sale of the shares of common stock by the Selling Securityholders.
Risk factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors.”
NYSE ticker symbol
Common Stock: ATIP

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors”, and updated in Part II, Item 1A of our subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors”, as well as any amendments thereto, which are incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety, together with other information in this prospectus and any applicable prospectus supplement, the documents incorporated by reference herein and therein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our securities. For more information, see section of this prospectus entitled “Where You Can Find Additional Information; Incorporation of Documents By Reference.”

SELECTED FINANCIAL DATA
Reverse Stock Split
On June 14, 2023, we effected a 1-for-50 reverse stock split of our common stock. In connection with the reverse stock split, the total number of authorized shares and the par value per share of the common stock remained unchanged at 450,000,000 and $0.0001 per share, respectively. Our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023 and our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC on May 8, 2023 that are incorporated by reference into this prospectus are presented without giving effect to the reverse stock split. Except where the context otherwise requires, share numbers in this prospectus reflect the 1-for-50 reverse stock split of our common stock.
The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 and our unaudited condensed consolidated interim financial statements for the quarterly period ended March 31, 2023 included in our Quarterly Report on Form 10-Q, as adjusted to reflect the reverse stock split for all periods presented. Our historical results are not indicative of the results that may be expected in the future and results of interim periods are not indicative of the results for the entire year.
AS REPORTED (in thousands, except per share data)
	Year Ended
	December 31, 2022	December 31, 2021
Net loss	$(493,047)	$(782,028)
Net loss per share of common stock, basic and diluted	$(2.51)	$(4.69)
Weighted average common stock outstanding, basic and diluted	203,150	165,805
Common stock outstanding at year end	198,357	197,410
	Three Months Ended
	March 31, 2023	March 31, 2022
	(unaudited)
Net loss	$(25,210)	$(138,223)
Net loss per share of common stock, basic and diluted	$(0.15)	$(0.70)
Weighted average common stock outstanding, basic and diluted	204,921	199,971
Common stock outstanding at period end	199,506	197,513
AS ADJUSTED FOR 1-FOR-50 REVERSE STOCK SPLIT (in thousands, except per share data)
	Year Ended
	December 31, 2022	December 31, 2021
	(unaudited)
Net loss	$(493,047)	$(782,028)
Net loss per share of common stock, basic and diluted	$(125.59)	$(234.71)
Weighted average common stock outstanding, basic and diluted	4,063	3,316
Common stock outstanding at year end	3,967	3,948
	Three Months Ended
	March 31, 2023	March 31, 2022
	(unaudited)
Net loss	$(25,210)	$(138,223)
Net loss per share of common stock, basic and diluted	$(7.70)	$(34.92)
Weighted average common stock outstanding, basic and diluted	4,098	3,999
Common stock outstanding at period end	3,990	3,950

USE OF PROCEEDS
The shares of common stock offered hereby are being registered for the account of the Selling Securityholders identified in this prospectus. See “Selling Securityholders.” We are not selling any securities under this prospectus and we will not receive any part of the proceeds from the sale of securities by the Selling Securityholders.

SELLING SECURITYHOLDERS
On April 17, 2023, we entered into a Second Lien Note Purchase Agreement (the “Original Note Purchase Agreement”) with the parties thereto, pursuant to which we exchanged $100.0 million of the aggregate principal amount of the term loans under that certain Credit Agreement, dated as of February 24, 2022, by, among others, ATI Holdings Acquisition, Inc., as borrower, Wilco Intermediate Holdings, Inc., Barclays Bank PLC, as administrative agent and issuing bank and the lenders party thereto (the “2022 Credit Agreement”), held by certain of the Company’s preferred equityholders for $100.0 million aggregate principal amount of a new stapled security, comprised of (A) the Notes and (B) shares of Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), which provide the holder thereof with voting rights such that the holders thereof have the right to vote on corporate matters on an as-converted basis as if the conversion occurred at an initial price per share equal to $12.87. In addition, on June 15, 2023, we entered into a First Amendment to Note Purchase with the parties thereto, pursuant to which we issued an additional $3,243,302.02 aggregate principal amount of Notes and shares of stapled Series B Preferred Stock (together with the Original Note Purchase Agreement, the “Note Purchase Agreement”).
The Notes bear interest at a rate of 8.00% per annum, payable quarterly in-kind in the form of additional Notes by capitalizing the amount of such interest on the outstanding principal balance of the Notes in arrears on each interest payment date. The Notes will mature on August 24, 2028, unless earlier repurchased or converted.
The Notes were sold in a private placement to the Selling Securityholders pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act.
In connection with the closing of the transactions contemplated by the Note Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Selling Securityholders, pursuant to which we granted the Selling Securityholders with customary registration rights with respect to the registration of the shares of common stock issuable upon conversion of the Notes. This prospectus is being filed to satisfy our obligations under the Registration Rights Agreement.
The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in the shares of common stock after the date of this prospectus other than through a public sale.
The following table sets forth, as of June 30, 2023:
•	the name of the Selling Securityholders for whom we are registering shares of common stock for resale to the public,
•
the number and percentage of shares of common stock that the Selling Securityholders beneficially owned prior to the offering for resale of the securities under this prospectus (including the shares of common stock issuable upon conversion of the Notes),

•	the number and percentage of shares of common stock that may be offered from time to time for resale for the account of the Selling Securityholders pursuant to this prospectus, and
•
the number and percentage of shares to be beneficially owned by the Selling Securityholders after the offering of the resale securities (assuming all of the offered shares of common stock are sold by the Selling Securityholders).

Our registration of the shares of common stock does not necessarily mean that the Selling Securityholders will sell all or any of such common stock. A Selling Securityholder may sell all, some or none of such securities in this offering.

	Common Stock Beneficially Owned Prior to this Offering(1)(2)		Common Stock Registered for Sale Hereby	Common Stock Beneficially Owned After this Offering(2)
Name of Selling Securityholder	Number	Percentage		Number	Percentage
Funds managed by Knighthead Capital Management, LLC(3)	6,591,607	62.5%	6,227,664	363,943	10.9%
Funds managed by Marathon Asset Management, L.P.(4)	5,030,157	54.5%	4,960,473	69,684	1.6%
Onex Capital Solutions Holdings, LP(5)	1,112,862	26.5%	1,084,988	27,874	*
*	Indicates less than 1%
(1)
Assumes (i) an initial conversion rate of 80 shares of common stock per $1,000 principal amount of Notes, (ii) the aggregate principal amount of Notes outstanding as of the date of the prospectus is $103,243,302.02, (iii) all interest payable on the Notes is paid in the form of additional Notes and (iv) the Notes are held to maturity. For purposes of computing the corresponding percentages, the shares of common stock issuable upon conversion of the Notes to each holder is deemed outstanding for purposes of such holder, but not deemed outstanding for the purposes of computing the percentages of any other person as set forth in the table above.

(2)	Based on 4,205,872 shares of common stock issued and outstanding as of June 30, 2023.
(3)
Represents 6,591,607 shares of common stock held by funds managed by Knighthead Capital Management, LLC (“Knighthead”), comprised of: (i) 2,287,444 shares of common stock held by Knighthead Master Fund, L.P. (“KHMF”), including 105,587 shares of common stock, 17,905 shares of common stock issuable upon exercise of warrants to acquire shares of common stock upon payment of $150.00 per share (“Series I Warrants”), 26,857 shares of common stock issuable upon exercise of warrants to acquire shares of common stock upon payment of $0.50 per share (“Series II Warrants”) and 2,137,095 shares of common stock issuable upon conversion of the Notes; (ii) 676,875 shares of common stock held by Knighthead (NY) Fund, L.P. (“KHNY”), including 33,005 shares of common stock, 5,284 shares of common stock issuable upon exercise of Series I Warrants, 7,926 shares of common stock issuable upon exercise of Series II Warrants and 630,660 shares of common stock issuable upon conversion of the Notes; (iii) 2,295,681 shares of common stock held by Knighthead Annuity & Life Assurance Company (“KHAL”), including 82,398 shares of common stock, 8,226 shares of common stock issuable upon exercise of Series I Warrants, 12,339 shares of common stock issuable upon exercise of Series II Warrants and 2,192,718 shares of common stock issuable upon conversion of the Notes; and (iv) 1,331,607 shares of common stock held by Knighthead Distressed Opportunities Fund, L.P. (“KHDOF” and, together with KHMG, KHNY and KHAL, the “Knighthead Funds”), including 37,610 shares of common stock, 10,783 shares of common stock issuable upon exercise of Series I Warrants, 16,023 shares of common stock issuable upon exercise of Series II Warrants and 1,267,191 shares of common stock issuable upon conversion of the Notes. Knighthead, pursuant to certain investment management agreements serves as the investment manager of KHMF and KHDOF and pursuant to certain investment advisory agreements serves as the investment advisor to KHNY and KHAL. Investment decisions with respect to the common stock held by the Knighthead Funds are made by Knighthead in its sole discretion. The address of each of the entities named in this footnote is 280 Park Avenue, 22nd Floor, New York, New York 10017.

(4)
Represents 5,030,157 shares of common stock held by funds managed by Marathon Asset Management, L.P. (“Marathon”), comprised of: (i) 4,245,455 shares of common stock held by Marathon Distressed Credit Master Fund, including 30,584 shares of common stock issuable upon exercise of Series I Warrants, 28,231 shares of common stock issuable upon exercise of Series II Warrants and 4,186,640 shares of common stock issuable upon conversion of the Notes; (ii) 443,907 shares of common stock held by MCSP Sub LLC, including 3,196 shares of common stock issuable upon exercise of Series I Warrants, 2,950 shares of common stock issuable upon exercise of Series II Warrants and 437,761 shares of common stock issuable upon conversion of the Notes; and (iii) 340,795 shares of common stock held by Marathon StepStone Master Fund LP, including 2,456 shares of common stock issuable upon exercise of Series I Warrants, 2,267 shares of common stock issuable upon exercise of Series II Warrants and 336,072 shares of common stock issuable upon conversion of the Notes. Marathon, in its capacity as the investment manager of each of the registered holders, has the sole power to vote and the sole power to direct the disposition of all securities held by the registered holders. The general partner of Marathon is Marathon Asset Management GP, LLC, a Delaware limited liability company (the “General Partner”). Bruce Richards and Louis Hanover are the managing members of the General Partner. This statement shall not be deemed to be an admission that Marathon, the General Partner, Messrs. Richards or Hanover, the Registered Holders or any other person is the beneficial owner of the securities reported herein for purposes of Section 13 of the Exchange Act, or for any other purpose. The address of each of the entities named in this footnote is One Bryant Park, 38th Floor, New York, New York 10036.

(5)
Represents 1,112,862 shares of common stock held by Onex Capital Solutions Holdings, LP, including 14,634 shares of common stock issuable upon exercise of Series I Warrants, 13,240 shares of common stock issuable upon exercise of Series II Warrants and 1,084,988 shares of common stock issuable upon conversion of the Notes. Onex Corporation is a Canadian corporation domiciled in Canada and listed on the Toronto Stock Exchange under the symbol ONEX, and/or Mr. Gerald W. Schwartz, may be deemed to beneficially own the common stock that is deemed to be beneficially owned by Onex Capital Solutions Holdings, LP, through Onex Corporation’s ownership of all of the equity of Onex Capital Solutions GP, LLC, which is the general partner of Onex Capital Solutions GP, LP, the general partner of Onex Capital Solutions Holdings, LP. Mr. Gerald W. Schwartz controls Onex through his ownership of all of the outstanding Multiple Voting Shares of the corporation. Mr. Schwartz also indirectly held 12% of the outstanding Subordinate Voting Shares of Onex at December 31, 2022. The registered address for Onex Corporation is 161 Bay Street, Toronto, Ontario.

PLAN OF DISTRIBUTION
We are registering the offer and sale, from time to time, by the Selling Securityholders of up to 12,273,125 shares of common stock issuable upon conversion of the Notes (assuming (i) an initial conversion rate of 80 shares of common stock per $1,000 principal amount of Notes, (ii) the aggregate principal amount of Notes outstanding as of the date of the prospectus is $103,243,302.02, (iii) all interest payable on the Notes is paid in the form of additional Notes and (iv) the Notes are held to maturity).
The Selling Securityholders may offer and sell, from time to time, their respective shares of common stock covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:
•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;
•	in privately negotiated transactions;
•	in underwritten transactions;
•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;
•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;
•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;
•	through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders;
•	in short sales entered into after the effective date of the registration statement of which this prospectus forms a part;
•	by pledge to secured debts and other obligations;
•	to or through underwriters or agents;
•	“at the market” or through market makers or into an existing market for the securities; and
•	any other method permitted pursuant to applicable law.
The Selling Securityholders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Securityholders and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market. The Selling Securityholders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers or other financial institutions that in turn may sell the securities. The shares may be sold directly or through broker-dealers or other financial institutions acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Securityholders who are not subject to our insider trading policy may also enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). A Selling Securityholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus.

The Selling Securityholders also may transfer and donate our securities in other circumstances in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. We will file an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Securityholders to include the transferee, donee or other successors in interest as Selling Securityholders under this prospectus. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Securityholders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Securityholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.
The Selling Securityholders party to the Registration Rights Agreement have agreed to indemnify the Company, our affiliates, officers, directors and each person who controls the Company (within the meaning of the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders are subject to the applicable provisions of the Exchange Act, including Regulation M. This regulation, if applicable to sales hereunder, may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Securityholders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Selling Securityholders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated into this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 2 to the financial statements and which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
Weil, Gotshal & Manges LLP will pass upon the validity of the common stock covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION;
INCORPORATION OF DOCUMENTS BY REFERENCE
We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website located at www.sec.gov and on our website, free of charge, at www.atipt.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of, and is not incorporated by reference into, this prospectus.
The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been “furnished” and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023 (the “Annual Report”);
•	our Quarterly Reports on Form 10-Q for the quarters ended March, 31, 2023 and June 30, 2023, filed with the SEC on May 8, 2023 and August 8, 2023, respectively;
•	our Current Reports on Form 8-K, filed with the SEC on March 3, 2023, March 20, 2023, April 10, 2023, April 21, 2023, June 9, 2023, June 13, 2023, June 14, 2023, June 15, 2023 and July 3, 2023;
•
the portions of our Definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting of Stockholders filed with the SEC on May 1, 2023 that are incorporated by reference into our Annual Report; and

•
the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 11, 2020, as amended by our Current Reports on Form 8-K filed with the SEC on June 23, 2021 (Film Nos.: 211039284 and 211039293), and any amendment or report filed with the SEC for the purpose of updating such description, including Exhibit 4.2 to the Annual Report.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any documents incorporated by reference in this prospectus by writing or telephoning ATI at the following address:
ATI Physical Therapy, Inc.
790 Remington Boulevard
Bolingbrook, Illinois 60440
(630) 296-2223
Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses and Issuance and Distribution
The following table sets forth the estimated fees and expenses payable by the registrant in connection with the offering and sale of our common stock:
SEC Registration Fee	$8,926.49
Legal fees and expenses	$150,000
Accounting fees and expense	$150,000
Miscellaneous expenses	$150,000
Total	$458,926.49
We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee and the FINRA filing fee.
Item 15.	Indemnification of Directors and Officers
Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
In accordance with Section 102(b)(7) of the DGCL, our Third Amended and Restated Certificate of Incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.
The Third Amended and Restated Certificate of Incorporation provides that we will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise.
We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.

Item 16.	Exhibits
Exhibit Number	Description
3.1	Third Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Current Report on Form 8-K of the Company on June 13, 2023 and incorporated herein by reference).
3.2
Certificate of Amendment to Third Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Current Report on Form 8-K of the Company on June 14, 2023 and incorporated herein by reference).

3.3	Amended and Restated Bylaws of ATI Physical Therapy, Inc. (filed as Exhibit 3.2 to the Current Report on Form 8-K of the Company on June 23, 2021 and incorporated herein by reference).
4.1
Second Lien Note Purchase Agreement, dated April 17, 2023, by and among ATI Physical Therapy, Inc., Wilco Holdco, Inc., Wilco Intermediate Holdings, Inc., ATI Holdings Acquisition, Inc., the Purchasers party thereto and Wilmington Savings Fund Society, FSB (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed on April 21, 2023).

4.2
First Amendment to Note Purchase Agreement, dated June 15, 2023, by and among ATI Physical Therapy, Inc., Wilco Holdco, Inc., Wilco Intermediate Holdings, Inc., ATI Holdings Acquisition, Inc., the Subsidiary Guarantors party thereto, the other Purchasers party thereto and Wilmington Savings Fund Society, FSB (incorporated by reference to Exhibit 10.7 to the Company’s Form 8-K filed on June 15, 2023).

4.3
Registration Rights Agreement, dated June 15, 2023, by and among the Company and certain Preferred Equityholders (incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K filed on June 15, 2023).

5.1*	Opinion of Weil, Gotshal & Manges LLP.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
107*	Filing Fee Table.
*	Filed herewith.
Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of the above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)
That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bolingbrook, State of Illinois, on August 9, 2023.
ATI PHYSICAL THERAPY, INC.

By:	/s/ Joseph Jordan
Joseph Jordan
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Erik Kantz and Joseph Jordan, and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Sharon Vitti	Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2023
Sharon Vitti

/s/ Joseph Jordan	Chief Financial Officer (Principal Financial Officer)	August 9, 2023
Joseph Jordan

/s/ Brent Rhodes	Chief Accounting Officer (Principal Accounting Officer)	August 9, 2023
Brent Rhodes

/s/ John L. Larsen	Chairman	August 9, 2023
John L. Larsen

/s/ Randy Raisman	Director	August 9, 2023
Randy Raisman

/s/ Carmine Petrone	Director	August 9, 2023
Carmine Petrone

/s/ Joanne M. Burns	Director	August 9, 2023
Joanne M. Burns

/s/ James E. Parisi	Director	August 9, 2023
James E. Parisi

Name	Title	Date

/s/ Andrew Shannahan	Director	August 9, 2023
Andrew Shannahan

/s/ Teresa Sparks	Director	August 9, 2023
Teresa Sparks

/s/ Daniel V. Dourney	Director	August 9, 2023
Daniel V. Dourney